Exhibit (e)(5)(ii)

NEUBERGER BERMAN INCOME FUNDS

CLASS A

DISTRIBUTION AND SERVICES AGREEMENT

SCHEDULE A

The Series currently subject to this Agreement are as follows:

Neuberger Berman Core Bond Fund

Neuberger Berman Emerging Markets Debt Fund

Neuberger Berman Floating Rate Income Fund

Neuberger Berman High Income Bond Fund

Neuberger Berman Municipal High Income Fund

Neuberger Berman Municipal Impact Fund

Neuberger Berman Municipal Intermediate Bond Fund

Neuberger Berman Strategic Income Fund

Date: June 21, 2024